                                                                  EXHIBIT 99.1gg

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the  Board of  Directors  of the  Corporation  has (i)  eliminated
Service Class of shares;  (ii) eliminated C Class II Class of shares;  and (iii)
increased  in some  cases and  decreased  in some  cases the number of shares of capital stock of certain series that the  Corporation  has authority to issue in accordance with Section  2-105(c) of the Maryland  General  Corporation Law (the
"Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to issue  Five  Billion  (5,000,000,000)  shares  of  capital  stock.
Following  the  Reallocation,  the  Corporation  has the authority to issue Five
Billion (5,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all  shares of stock  that the  Corporation  was  authorized  to issue was Fifty
Million  Dollars  ($50,000,000).  After giving effect to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation is authorized to issue is Fifty Million Dollars ($50,000,000).

     SIXTH: Immediately prior to the Reallocation, the seven (7) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

 SERIES                                NUMBER OF SHARES     AGGREGATE PAR VALUE
 ------                                ---------------      -------------------

Equity Income Fund                       1,390,000,000         $  13,900,000
Value Fund                               1,280,000,000            12,800,000
Real Estate Fund                           110,000,000             1,100,000
Small Cap Value Fund                       720,000,000             7,200,000
Equity Index Fund                          650,000,000             6,500,000
Large Company Value Fund                   690,000,000             6,900,000
Mid Cap Value Fund                         160,000,000             1,600,000

The par  value of each  share of stock in each  Series is One Cent  ($0.01)  per share.

     SEVENTH:  Immediately prior to the  Reallocation,  the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                 NUMBER OF
                                                  SHARES            AGGREGATE
    SERIES NAME            CLASS NAME            ALLOCATED          PAR VALUE
    -----------            ----------            ---------          ---------

Equity Income Fund         Investor            1,000,000,000       $10,000,000
                           Institutional         100,000,000         1,000,000
                           Service                         0                 0
                           R                      10,000,000           100,000
                           Advisor               250,000,000         2,500,000
                           C                      30,000,000           300,000

Value Fund                 Investor              900,000,000        $9,000,000
                           Institutional         100,000,000         1,000,000
                           Service                         0                 0
                           R                      50,000,000           500,000
                           Advisor               150,000,000         1,500,000
                           C                      20,000,000           200,000
                           A                      50,000,000           500,000
                           B                      10,000,000           100,000
                           C II                            0                 0

Real Estate Fund           Investor               70,000,000          $700,000
                           Institutional          20,000,000           200,000
                           Service                         0                 0
                           Advisor                20,000,000           200,000

Small Cap Value Fund       Investor              400,000,000        $4,000,000
                           Institutional         100,000,000         1,000,000
                           Service                         0                 0
                           R                      50,000,000           500,000
                           Advisor               160,000,000         1,600,000
                           C                      10,000,000           100,000

Equity Index Fund          Investor              100,000,000        $1,000,000
                           Institutional         550,000,000         5,500,000

Large Company Value Fund   Investor              300,000,000        $3,000,000
                           Institutional         200,000,000         2,000,000
                           Service                         0                 0
                           Advisor                50,000,000           500,000
                           C                      20,000,000           200,000
                           R                      10,000,000           100,000
                           A                     100,000,000         1,000,000
                           B                      10,000,000           100,000
                           C II                            0                 0

Mid Cap Value Fund         Investor               40,000,000        $  400,000
                           Institutional          40,000,000           400,000
                           Advisor                40,000,000           400,000
                           R                      40,000,000           400,000

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     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors  of the  Corporation  has  allocated  Five
Billion  (5,000,000,000)  shares of the Five Billion  (5,000,000,000)  shares of authorized  capital stock of the Corporation among the seven (7) Series of stock of the Corporation as follows:

 SERIES                          NUMBER OF SHARES          AGGREGATE PAR VALUE
 ------                          ----------------          -------------------

Equity Income Fund                 1,465,000,000             $  14,650,000
Value Fund                         1,230,000,000                12,300,000
Real Estate Fund                     110,000,000                 1,100,000
Small Cap Value Fund                 675,000,000                 6,750,000
Equity Index Fund                    750,000,000                 7,500,000
Large Company Value Fund             715,000,000                 7,150,000
Mid Cap Value Fund                    55,000,000                   550,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of  Directors,  the  Classes of shares of the seven (7) Series of stock of the  Corporation  and the number of shares and aggregate par value of each is as follows:

                                                 NUMBER OF
                                                  SHARES           AGGREGATE
    SERIES NAME            CLASS NAME            ALLOCATED         PAR VALUE
    -----------            ----------            ---------         ---------

Equity Income Fund         Investor           1,000,000,000       $10,000,000
                           Institutional        125,000,000        1,2500,000
                           R                     10,000,000           100,000
                           Advisor              300,000,000         3,000,000
                           C                     30,000,000           300,000

Value Fund                 Investor             900,000,000        $9,000,000
                           Institutional        100,000,000         1,000,000
                           R                     10,000,000           100,000
                           Advisor              150,000,000         1,500,000
                           C                     10,000,000           100,000
                           A                     50,000,000           500,000
                           B                     10,000,000           100,000

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                                                 NUMBER OF
                                                  SHARES            AGGREGATE
    SERIES NAME            CLASS NAME            ALLOCATED          PAR VALUE
    -----------            ----------            ---------          ---------

Real Estate Fund           Investor              70,000,000          $700,000
                           Institutional         20,000,000           200,000
                           Service                        0                 0
                           Advisor               20,000,000           200,000

Small Cap Value Fund       Investor             400,000,000        $4,000,000
                           Institutional        100,000,000         1,000,000
                           Service                        0                 0
                           R                     10,000,000           100,000
                           Advisor              160,000,000         1,600,000
                           C                      5,000,000            50,000

Equity Index Fund          Investor             200,000,000        $2,000,000
                           Institutional        550,000,000         5,500,000

Large Company Value Fund   Investor             300,000,000        $3,000,000
                           Institutional        200,000,000         2,000,000
                           Advisor               75,000,000           750,000
                           C                     20,000,000           200,000
                           R                     10,000,000           100,000
                           A                    100,000,000         1,000,000
                           B                     10,000,000           100,000

 Mid Cap Value Fund        Investor              40,000,000        $  400,000
                           Institutional          5,000,000            50,000
                           Advisor                5,000,000            50,000
                           R                      5,000,000            50,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

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     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF,  AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC. has caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its behalf by its Vice  President and attested to by its Assistant  Secretary on this 13th day of December, 2005.

ATTEST:                                   AMERICAN CENTURY CAPITAL
                                            PORTFOLIOS, INC.

/s/ Otis H. Cowan                       /s/ Charles A. Etherington
-----------------------------------     --------------------------------------
Name:   Otis H. Cowan                   Name:   Charles A. Etherington
Title:  Assistant Secretary             Title:  Vice President

     THE  UNDERSIGNED  Vice President of AMERICAN  CENTURY  CAPITAL  PORTFOLIOS,
INC.,  who  executed  on  behalf  of said  Corporation  the  foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  December 13, 2005              /s/ Charles A. Etherington
                                       ---------------------------------------
                                       Charles A. Etherington, Vice President

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